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                                                                   Exhibit 10.70


               AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE

      This Agreement is made and entered into as of the 28th day of September, 2000 by and between GLOBE CORPORATION, or its assigns, a corporation organized and existing under the laws of the State of Connecticut, with an office at 2 Alcap Ridge, Cromwell, Connecticut 06416 (hereinafter referred to as "BUYER"); and APEX MACHINE TOOL COMPANY, INC. (formerly known as Apex Acquisition Corporation), a corporation organized and existing under the laws of the State of Connecticut, having its principal place of business at 21 Spring Lane, Farmington, Connecticut 06032 (hereinafter referred to as "SELLER").

            In consideration of the mutual representations, benefits and covenants contained herein, the parties hereto agree as follows:

Section 1.  THE PROPERTY.

      a. When used herein, the term "PROPERTY" SHALL MEAN a certain piece or parcel of land located at 17 Spring Lane in the Town of Farmington, County of Hartford and State of Connecticut, consisting of a building approximately seven thousand five hundred (7,500) square feet located on 2.41 acres of industrial zoned land, more or less, identified as "2.41 Acres Total" on a map entitled "Map of FARMINGTON INDUSTRIAL PARK & LAND of WEST HARTFORD VILLAGE, INC. Et. Al. Farmington & Plainville Connecticut Scale 1"=200' - September, 1962 Certified Substantially Correct Edward F. Reuber W. F. Grunewald Jr. Surveyors Office of Merton Hodge & Assoc. - Eng'rs & Surveyors", which map is on file in the Office of the Farmington Town Clerk (hereinafter referred to as the "SURVEY"), a copy of which is attached hereto as Exhibit 1(a)(i) together with all improvements located thereon and rights, privileges and appurtenances thereto belonging, and including any right, title and interest of the owner thereof in and to adjacent streets, alleys or rights-of-way, and more particularly described on Exhibit 1(a)(ii) attached hereto.

      b. Subject to the terms and conditions of this Agreement, Seller shall sell the Property to Buyer and Buyer shall buy the Property from Seller.

Section 2.  BUYER'S INTENDED USE.

            Buyer intends to use the Property as a machine shop and for manufacturing and related uses (hereinafter referred to as the "PROJECT").

Section 3.  TERMS OF SALE.

            a. The purchase price (hereinafter referred to as the "Purchase Price") to be paid by Buyer to Seller for the Property shall be FOUR HUNDRED EIGHTY-ONE THOUSAND TWO AND NO/100 ($481,002.00) DOLLARS.

            b. The Purchase Price shall be paid by Buyer to Seller as follows:

                  i. The sum of Five Thousand and No/100 ($5,000.00) Dollars shall be paid by certified or bank check or wire transfer of federal funds to the Escrow Account described below, upon the signing of this Agreement, the receipt of which is hereby acknowledged; and an additional sum of Forty-Three Thousand One Hundred and 20/100 ($43,100.20) Dollars shall be paid by certified or bank check or wire transfer of federal funds to the Escrow Account described below, within ten (10) days of the Effective Date of this Agreement (hereinafter collectively referred to as the "DEPOSIT");

                  ii. The balance of the Purchase Price, including the Deposit, all interest accrued thereon, and customary adjustments and prorations, shall be paid at the Closing by a certified or bank check or wire transfer of federal funds to an account designated by Seller.

                  iii. The Deposit shall be held in a federally insured interest-bearing escrow account or account in a bank satisfactory to Buyer and Seller (hereinafter referred to as the "ESCROW ACCOUNT") in favor of the Buyer, except as expressly provided for
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                        herein, with Sentry Commercial Real Estate Services,
                        Inc., acting as escrow agent (hereinafter referred to as the "ESCROW AGENT"), pursuant to the terms of this Agreement.

Section 4.  CLOSING: CLOSING DOCUMENTS; CLOSING ADJUSTMENTS AND COSTS.

            a. The closing (hereinafter referred to as the "CLOSING") shall be held on a date to be selected by Buyer and approved by Seller (hereinafter referred to as the "CLOSING DATE"), which date SHALL NOT BE later than thirty (30) days after the date on which Buyer has satisfied or expressly waived in writing all the conditions provided for in Section 8 hereof, but in no event later than the first anniversary of the date of this Agreement.

            b. The Closing shall be held at 10:00 A.M. on the Closing Date at the offices of Buyer's counsel or at such office as may be designated by Buyer's lender, or at such location as agreed between the parties.

            c. Seller shall pay for (1) preparation of the deed and recording of any releases or documents necessary to clear title, including, without limitation, maps; and (2) the transfer or conveyance taxes on the deed. The Buyer shall pay for (1) the recording costs for the deed, any mortgage or deed of trust which Buyer may place on the Property; and (2) the premiums on any title insurance policies issued for the benefit of the Buyer and its lender. Seller and Buyer shall each be responsible for the payment of their own attorneys' fees.

            d. At the Closing Seller shall convey to Buyer (or Buyer's nominee) an unencumbered, indefeasible fee simple title to the Property by recordable full covenant Warranty Deed, free and clear of all liens and encumbrances, except easements, restrictions and other matters disclosed on Exhibit 4(d) (hereinafter referred to as the "PERMITTED ENCUMBRANCES"). The parties shall execute and/or deliver such other instruments, quitclaims, and agreements as may be reasonably required in order to effect the conveyance contemplated hereby and to insure that the Property shall, upon completion of the conveyance, constitute one single continuous parcel with no intervening parcels.

            e. All real estate ad valorem taxes on the Property, due and payable in the year of Closing, and other customary adjustments, shall be prorated between Seller and the Buyer as of the Closing Date, in accordance with the custom and practice of the Hartford County Bar. Real estate ad valorem taxes shall be prorated based upon the amount of said taxes for the year in which the Closing occurs., if said amount is known at the time of Closing. If said amount is not known, then such taxes shall be prorated on the basis of the taxes assessed for the preceding year after making a fair and reasonable allocation of such assessment between the Property and other property covered by such assessment. Should the actual assessment for the year in which the Closing occurs be more or less than the amount used as a basis for such proration, Seller or Buyer, promptly upon receipt by either of them of the notice or bill for such taxes, will make the proper adjustment so that such proration will be accurate, based upon the actual amount of such taxes, and payment shall be made promptly to Seller or Buyer, whichever shall be entitled to such payment, by the other for the purpose of making such adjustment. Notwithstanding, the foregoing, Buyer, at its sole discretion, shall have the right, in the name of Buyer or Seller, but at the expense of Buyer, to contest and appeal any such tax or assessment, and any adjustment in proration shall be based upon the amount of such taxes finally determined upon such contest or appeal and shall be paid promptly upon the determination of such amount, if Buyer shall elect to make such contest or appeal. If the Property is not taxed as a separate parcel but is taxed as part of the Greater Parcel, then real estate ad valorem taxes also shall be prorated based upon the proportion of the number of acres comprising the Property to the number of acres comprising the Greater Parcel.

            f. At the Closing, Seller shall deliver to Buyer an affidavit of title sufficient to allow Buyer's title insurance company to insure against any and all mechanics' and materialmen's liens and rights of all parties other than Buyer to possession of all or any part of the Property and to delete the survey exception and such other matters as are customarily included in such an affidavit.


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            g.    At the Closing, Seller shall deliver to Buyer a "non-foreign"
                  certificate as required by Section 1445 of the Internal Revenue Code (hereinafter referred to as the "CODE"). If, however, Seller fails to deliver such certificate, Seller shall be deemed to be a foreign person within the remaining of
                  Section 1445 of the Code, and Seller, shall hereby be deemed to have instructed and authorized the Buyer to withhold from the Purchase Price otherwise payable hereunder an amount equal to ten percent (10%) of the Purchase Price, for payment pursuant to Section 1445. If the proceeds available to Seller at the Closing are insufficient for such purpose, Seller shall deliver to Buyer current funds equal to the difference between ten percent (10%) of the Purchase Price and such proceeds at the Closing.

            h. At the Closing, Buyer shall (i) authorize the Escrow Agent to disburse the Deposit and any interest thereon in payment of a portion of the Purchase Price, (ii) tender payment of the balance of the Purchase Price prescribed in Section 3(b) and
                  (iii) provide Seller with a certificate of Buyer's secretary certifying as to corporate resolutions authorizing Buyer's execution and delivery of, and performance under, this Agreement and the documents described herein.

            i. At the Closing, the parties shall deliver such other usual and customary certificates, good standing certificates and other documents as the other may reasonably request in connection with the transaction contemplated hereby (i.e., seller's counsel's opinion, seller's resolution).

Section 5.  POSSESSION: TESTS AND STUDIES.

            Exclusive possession of the Property shall be delivered to Buyer at the Closing. Seller hereby confirms that, prior to the parties execution of this Agreement, Seller agreed that Buyer or its employees and agents, including any environmental engineers engaged by Buyer or Buyer's lender, shall have the right, at any time after the Effective Date of this Agreement, to enter the Property, and such property owned by Seller adjoining the Property as is reasonably required by Buyer, for the purpose of inspecting the Property, making surveys, taking borings of the soil, installing monitoring wells, and conducting such other studies and tests in order to determine the suitability of the Property for Buyer's intended use. If, for any reason, Buyer elects not to purchase the Property, or if this Agreement is terminated for any reason pursuant to the terms hereof, then Buyer shall repair the Property to substantially the condition in which it existed on the date hereof, ordinary wear and tear excepted. Buyer shall indemnify and hold Seller, its successors and assigns harmless from all damages, claims, losses, liabilities and all expenses, including reasonable attorney fees, accounting, consulting, engineering and other expenses which may be imposed upon or incurred by any of them by any other party or parties, arising out of or in connection with Buyer's activities on the Property as described in this Section, except with respect to those matters covered by Seller's indemnification set forth in Section 11(d) below.

Section 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

            Seller represents and warrants to, and covenants with, Buyer that:

            a. Seller is a duly organized and validly existing corporation organized and existing under the laws of the State of Connecticut.

            b. Seller has the corporate power to execute and deliver, and to perform its obligations under, this Agreement. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

            c. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, will not result in any breach of the terms or conditions of, or cause any default under, Seller's Certificate of Incorporation or Bylaws, or agreement or any instrument or obligation to which Seller is now or may become a party, or any injunction or decree of any court in any litigation to which Seller is a party, or violates any law applicable to Seller.


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            d.    Seller has marketable fee simple title to the Property, and will have on the Closing Date marketable, fee simple title to the Property, subject only to the Permitted Encumbrances. Seller has, and on the Closing Date will have, full right and power to convey the Property as provided in this Agreement.

            e. At the Closing, Seller represents that there will be no leases affecting the Property or any persons occupying the Property, or any right to occupy.

            f. There are no actions, suits or proceedings, including, without limitation, any eminent domain or similar condemnation proceeding, or any other legal proceedings pending or, threatened before or by any judicial body or any governmental agency or authority, against or affecting Seller or any portion of the Property, except as described in Exhibit 6(f).

            g. There are no outstanding options to purchase or contracts of sale with respect to the Property, or any part thereof.

            h. The Property has not, during Seller's ownership of the Property, or, to the best of Seller's knowledge, prior thereto, been used as a land fill or a dump for garbage, refuse, hazardous or toxic waste or petroleum products. To the best of Seller's knowledge, the soil, surface water and groundwater of or on the Property are free from solid wastes, toxic or hazardous substances or contaminants. The Buyer acknowledges that it has received a copy of the Phase I environmental audit prepared for Edac Technologies Corporation dated June 29, 1998, by ERM-Northeast, performed on the Property two years ago at Seller's expense. To the best of Seller's knowledge, there does not exist any adverse environmental or ecological condition on the Property. To the best of Seller's knowledge, neither the current nor any prior owner, or any tenant, subtenant or other occupant occupying the Property during Seller's or any prior owner's period of ownership of all or any part of the Property has used any hazardous materials on, from or affecting the Property in any manner that violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. No hazardous materials have, during Seller's ownership of the Property or, to the best of Seller's knowledge, prior thereto, been disposed of on the Property. As of the Closing Date, the Property will not be in violation of any law, ordinance, rule or regulation applicable thereto. The Property is not an "Establishment" pursuant to Transfer Act and the Property meets all requirements of the proposed aquifer regulations.

            i. There is no fact or condition existing on or with respect to the Property which could result in or give rise to any action or proceeding at law or in equity against the Property or the owner thereof (including any beneficial owner), or which violates any right, ordinance, order, regulation, or requirements affecting any portion of the Property.

            j. There are no sites of historical or archaeological importance on the Property that in any way would impede, curtail, limit or restrict the use of the Property for the Project.

            k. Water, storm sewer and sanitary sewer facilities, electrical and telephone services are available to the Property for Buyer's intended use.

            l. Ingress and egress to the Property exist over paved and dedicated rights of way and has access to a public road.

            m. All of the foregoing representations, warranties or covenants of Seller are made for the sole benefit of Buyer and may be waived by Buyer, in whole or in part, by written waiver delivered to Seller. If, prior to Closing, Buyer becomes aware that any representation or warranty contained herein has been breached or was untrue when made, Buyer may, but shall have no obligation to, terminate this Agreement and receive a full refund of the Deposit, and any interest thereon, and/or to exercise any other remedies it may have under this Agreement and applicable law.


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            n.    So long as this Agreement remains in force, Seller will not lease, convey or encumber all or any portion of the Property, or any interest therein, or enter into any agreement granting to any person any right with respect to the Property, or any portion thereof. Seller will take, or cause to be taken, all action necessary to cause the foregoing representations to remain true and correct in all respect from the date hereof to the date of the Closing. Seller will refrain from taking any action which could cause any such representation to become incorrect or untrue at any time during such period.

Section 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

            Buyer represents and warrants to, and covenants with, Seller that:

            a. Buyer is a duly organized and validly existing corporation organized and existing under the laws of the State of Connecticut.

            b. Buyer has the corporate power to execute and deliver, and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

            c. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, will not result in any breach of the terms or conditions of, or cause any default under, Buyers' Certificate of Incorporation or Bylaws, or agreement or any instrument or obligation to which Buyer is now or may become a party, or any injunction or decree of any court in any litigation to which Buyer is a party, or violates any law applicable to Buyer.

            d. So long as this Agreement remains in force, Buyer will take, or cause to be taken, all action necessary to cause the foregoing representations to remain true and correct in all respect from the date hereof to the date of the Closing. Buyer will refrain from taking any action which could cause any such representation to become incorrect or untrue at any time during such period.

Section 8.  CONDITIONS TO BUYER'S OBLIGATION.

            a. Buyer's obligations under this Agreement are expressly made subject to each and all of the following conditions, which conditions are for the sole benefit of Buyer and may be waived by Buyer, in whole or in part, by written waiver delivered to
                  Seller:


                        i. Buyer's obtaining at its sole cost and expense, on or before sixty (60) days of the Effective Date of this Agreement, a written commitment for a conventional mortgage loan from an institutional lender, and said mortgage to be in the amount of eighty (80%) percent of the Purchase Price. Buyer agrees to apply promptly for such mortgage and to seek to obtain it with due diligence. If the Buyer is unable to obtain a written commitment on the above terms, Buyer may elect to cancel this Agreement by sending written notice to the Seller no later than five (5) days after the sixty (60) day period expires. Upon Seller's receipt of such notice, the Deposit and all interest accrued thereon shall be refunded to Buyer and this Agreement shall thereupon become null and void and the parties hereto shall have no further rights, duties or obligations hereunder.

                        ii. Buyer's obtaining at its sole cost and expense, satisfactory inspections of all structural and mechanical systems of the building on the Property. Buyer shall obtain a written report of said inspections and give copies of the inspection reports to the Seller on or before forty-five (45) days of the Effective Date of this Agreement. If Buyer does not give Seller such copies of the inspection reports, Seller shall have no responsibility or obligation concerning any condition to which this paragraph applies. At Buyer's sole cost and expense, Buyer shall restore the Property to substantially the same condition it was in immediately before any inspections. The Buyer may terminate this Agreement no later than five (5) days after the completion date of the inspection reports if the inspection results are unsatisfactory to


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                              the Buyer, unless Seller agrees to make necessary
                              repairs, etc. Upon Seller's receipt of such notice, the Deposit and all interest accrued thereon shall be refunded to Buyer and this Agreement shall thereupon become null and void and the parties hereto shall have no further rights, duties or obligations hereunder.

                        iii. On the Closing Date the Property and all portions thereof shall be free from damage or destruction by fire, earthquake, erosion, flooding or by other force of nature or act of God after the date of this Agreement.

                        iv. Each and every representation and warranty made by Seller herein shall be true and accurate on the Closing Date and Seller shall execute an Affidavit to that effect at the Closing.

                        v. On the Closing Date, Seller shall convey title to the Property free and clear of all encumbrances and restrictions, except the Permitted Encumbrances.

                        vi. The current tenant of the Property must have vacated the property prior to closing and have terminated all rights to possession. There must be no other parties with rights to possession of the Property.

                        vii. The conditions as to Title and Environmental Matters set forth in Sections 9 and 11 shall be satisfied.

            b. If any of the conditions set forth in Section 8(a) have not been satisfied within the time prescribed therein, Buyer shall have, in addition to any other rights it may have, the option to terminate this Agreement by sending written notice thereof to Seller within five (5) days after the end of the time prescribed therein (or on the Closing Date if sooner occurring). Upon Seller's receipt of such notice, the Deposit and all interest accrued thereon shall be refunded to Buyer and this Agreement shall thereupon become null and void and the parties hereto shall have no further rights, duties or obligations hereunder.

Section 9.  TITLE

      Within thirty (30) days from the execution date hereof, Buyer will cause to be conducted a title examination of the Property which will be attached hereto as Exhibit 9 and those objections to title revealed by such search (hereinafter referred to as the "INITIAL TITLE OBJECTIONS") Seller shall have sixty (60) days from the Effective Date of this Agreement in which to cure the Initial Title Objections to Buyer's satisfaction. It is understood and agreed that Buyer may re-examine title to the Property up to and including the Closing Date and give Seller written notice of objections to any additional encumbrances which appear of record subsequent to the date of Buyer's original title search and Seller shall have until the Closing Date to cure any additional objections; provided, however, that if Buyer delivers notice of an objection to title at any time within twenty (20) days prior to the Closing Date, Seller may extend the Closing Date to a date which is no later than twenty (20) days after the date of such notice in order to cure such objection to title. If Seller fails or refuses to cure any title objection within the period prescribed in this paragraph, or to provide within such period evidence acceptable to Buyer, in its sole discretion, that will permit Buyer (and its lender) to obtain (without any additional cost to Buyer) at the Closing title insurance without exception therefore, then Buyer, at its option, may terminate this Agreement, upon which the Deposit, and any accrued interest thereon shall be immediately refunded to Buyer and this Agreement shall thereupon become null and void and neither Buyer nor Seller shall have any further rights, duties or obligations hereunder. Buyer shall have the right to waive any objections to or defect in Seller's title.

Section 10. RISK OF LOSS; CONDEMNATION.

      All risk of loss with respect to the Property shall remain with Seller until the Closing and delivery of deeds. If at any time prior to the Closing Date, the Property, or any portion thereof, is taken or appropriated by virtue of eminent domain or similar proceedings, or is condemned for any public or quasi-public use, Buyer may terminate this Agreement and the Deposit and any interest accrued thereon shall be immediately refunded to Buyer. If Buyer terminates this Agreement, Seller shall be entitled to receive all condemnation proceeds actually paid for that portion of the Property taken. If Buyer elects to maintain this Agreement in full force and effect, Buyer shall be entitled


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      to receive at the Closing all condemnation proceeds actually paid for that portion of the Property taken or, if such proceeds have been paid to Seller, Buyer shall receive a credit against the Purchase Price equal to the amount of proceeds actually paid to Seller.

Section 11. ENVIRONMENTAL MATTERS.

            a. The parties hereto acknowledge that prior to the date hereof, Buyer has engaged ___________________________________________
                  (hereinafter referred to as the "ENGINEER") for the purpose of conducting a full environmental audit, including a so-called Phase I and Phase II audit, of the Property (hereinafter referred to as the "AUDIT") and delivering an environmental audit report (hereinafter referred to as the "REPORT") to Buyer as soon as possible, but in no event later than sixty
                  (60) days after the Effective Date of this Agreement. The cost of the Phase I audit shall be borne by Buyer. The cost of the Phase II audit shall be borne by Buyer.

            b. If the results of the Report are unsatisfactory to either Buyer, or Buyer's lender, in their sole discretion, Buyer shall have the option to terminate this Agreement within five
                  (5) days of its receipt of the Report, unless Seller agrees to remedy same. Upon such notice, the Deposit and interest thereon shall be returned to Buyer and this Agreement and the obligations of the parties thereunder shall immediately terminate.

            c. Seller represents and warrants to Buyer that, with respect to the Property, it has been, and is, in compliance with and has no liability or obligation arising under applicable Environmental Laws and that Seller has not received Notice from any applicable governmental agency seeking any information or alleging any violation of Environmental Laws


Section 12. DEFAULT; REMEDIES.

      a. In the event this Agreement is not consummated because of the non-performance, default or breach on the part of Buyer, then the Deposit and all interest accrued thereon shall be paid to Seller as Seller's exclusive remedy, as liquidated damages for Buyer's own performance, default and breach, and thereafter this Agreement shall become null and void and neither Buyer nor Seller shall have any further rights, duties or obligations hereunder. Such amount is agreed upon by and among Buyer and Seller as liquidated damages due to the difficulty and inconvenience of measuring actual damages and the uncertainty thereof.

      b. In the event this Agreement is not consummated because of the non-performance, default or breach on the part of Seller, then Buyer may either (i) enforce this Agreement and the sale and purchase provided for herein according to the terms hereof by all means available at law or in equity, including specific performance or
            (ii) terminate this Agreement, upon which termination Buyer shall be entitled to an immediate return of the Deposit and all interest accrued thereon.

Section 13. NOTICES.

      Any request, notice, approval or communication authorized or required by this Agreement shall be in writing and shall be (i) delivered personally,
      (ii) sent postage prepaid by certified mail, return receipt requested, or
      (iii) sent by a nationally recognized overnight carrier that guarantees next day delivery with provisions of a receipt and delivery charge prepaid, and such request, notice, approval or communication shall be deemed sufficient and given upon receipt or refusal to accept delivery as indicated in the receipt, and shall be addressed to the other party at the addresses set forth in the caption of this Agreement or such other addresses or parties as may be designated by any of Buyer or Seller by notice given from time to time in accordance with this Section.

Section 14. REAL ESTATE COMMISSION.

      Buyer and Seller each warrant and represent to the other that other than Sentry Commercial Real Estate Services, Inc., neither has engaged or dealt with any other real estate agent or broker in connection with the transactions contemplated by this Agreement. The Seller shall be solely responsible for and shall pay any real estate commissions which may be payable to Sentry Commercial Real Estate Services, Inc. as a result of the transactions contemplated hereby.


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Section 15. BENEFIT: JOINT AND SEVERAL.

      This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective successors and assigns.

Section 16. SURVIVAL OF COVENANTS.

      The terms, conditions, representations, warranties, covenants, and indemnifications contained in this Agreement shall survive the Closing and delivery of deeds.

Section 17. GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to the conflicts of laws provisions thereof.

Section 18. ENTIRE AGREEMENT.

      This Agreement contains the entire agreement between the parties, and supersedes all prior agreements, written or oral with respect to the matters to which it pertains, including without limitation Buyer's Offer to Seller dated June 28, 2000. This Agreement may be amended only by a written agreement signed by both Seller and Buyer.

Section 19. HEADING; DRAFTING; GENDER.

      The headings of paragraphs used herein are for convenience only and do not constitute matters to be construed in interpreting this Agreement. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

Section 20. HOLIDAYS.

      If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of Connecticut, then in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

Section 21. ATTORNEYS' FEES.

      In any action or proceeding to enforce the terms and conditions of this Agreement or to recover damages for its breach, or both, the prevailing party shall be entitled to a reasonable attorneys' fee (including attorneys' fees upon appeal) as established by the Court in such a proceeding together with all costs and expenses incurred by the prevailing party in such legal or equitable action.

Section 22. SEVERABILITY.

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability only, without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other such jurisdiction.

Section 23. OFFER; EFFECTIVE DATE.

      Buyer's delivery of an executed copy of this Agreement to Seller shall constitute Buyer's offer to purchase the Property in accordance with the terms of this Agreement. If Seller fails to accept Buyer's offer prior to 5:00 p.m. on SEPTEMBER 29, 2000, as evidenced by Seller's execution and delivery to Buyer of two (2) copies hereof on or before such date and time, then Buyer's offer shall be deemed null and void. This Agreement shall become effective on the later of the dates shown below the signatures of Seller and Buyer (the "EFFECTIVE DATE").


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
      IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement on the dates set forth below each signature.

BUYER:                                          SELLER:
GLOBE CORPORATION                         APEX MACHINE TOOL COMPANY, INC.


By: /s/W. Cziao                           By: /s/Ronald G. Popolizio
    ----------------------------              -------------------------------
Its  President                            Its  Secretary
Duly Authorized                           Duly Authorized

Date:  September 25, 2000                 Date:  September 28, 2000



STATE OF CONNECTICUT   ]
                       ]ss: New Britain   September 25, 2000
COUNTY OF              ]

      On this the 25th day of September, 2000, before me, Michael Boyczyk , the undersigned officer, personally appeared Walter Cziao who acknowledged himself/herself to be the President of GLOBE CORPORATION, a corporation, and that he/she as such President , being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as President.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          /s/Michael Boyczyk
                                          ---------------------------------



STATE OF CONNECTICUT   ]
                       ]ss: Farmington    September 28    , 2000
COUNTY OF HARTFORD     ]

      On this the 28th day of September, 2000, before me, Carol S. Foley , the undersigned officer, personally appeared Ronald Popolizio who acknowledged himself to be the Secretary of APEX MACHINE TOOL COMPANY, INC., a corporation, and that he as such Secretary , being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Secretary.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          /s/ Carol S. Foley
                                          ---------------------------------



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